                                                                EXHIBIT 11.1
                             AMERICREDIT CORP.
               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                              THREE MONTHS ENDED        SIX MONTHS ENDED
                                 DECEMBER 31,              DECEMBER 31,
                              -------------------      ---------------------
                               1993         1992         1993          1992
                              ------       ------      -------        ------
PRIMARY:

Average common shares
  outstanding               29,133,174   28,936,768   29,131,625  29,553,485

Common share equivalents
  resulting from assumed
  exercise of stock
  options and warrants       3,481,231                 3,179,493
                            ----------  -----------   ----------  ----------
Average common shares and
  share equivalents
  outstanding               32,614,405   28,936,768   32,311,118   29,553,485
                            ==========   ==========   ==========   ==========

FULLY DILUTED:

Average common shares
  outstanding               29,133,174   28,936,768   29,131,625  29,553,485

Common share equivalents
  resulting from assumed
  exercise of stock
  options and warrants       3,709,347                 3,710,274
                            ----------  -----------   ----------  ----------

Average common shares and
  share equivalents
  outstanding               32,842,521   28,936,768   32,841,899  29,553,485
                            ==========   ==========   ==========  ==========
NET INCOME (LOSS)           $    1,334   $  (21,260)  $    2,469  $  (21,451)
                            ==========   ==========   ==========  ==========

EARNINGS (LOSS) PER SHARE:

  Primary                   $      .04   $     (.73)  $      .08  $     (.73)
                            ==========   ==========   ==========  ==========
  Fully diluted             $      .04   $     (.73)  $      .08  $     (.73)
                            ==========   ==========   ==========  ==========

Primary earnings  (loss) per  share has been computed by dividing net income
(loss) by the average common shares and share equivalents outstanding. Common share equivalents were computed using the treasury stock method. The average common stock market price for the period was used to determine the number of common share equivalents.

Fully diluted earnings (loss) per share has been computed in the same manner as primary earnings (loss) per share except that the higher of the average or end of period common stock market price was used to determine the number of common share equivalents.